As  filed  with  the  Securities  and  Exchange  Commission  on  June  20,  2000
                                                           Registration No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                       KANSAS CITY LIFE INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                Missouri                                 44-0308260
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                   Identification No.)

   3520 Broadway, Kansas City, Missouri                  64111-2565
 (Address of principal executive offices)                (Zip Code)

       Kansas City Life Insurance Company Savings and Profit Sharing Plan
                            (Full title of the plan)


                              Mr. John A. Showalter
                       Kansas City Life Insurance Company
                                  3520 Broadway
                        Kansas City, Missouri 64111-2565
                     (Name and address of agent for service)

                                 (816) 753-7000
          (Telephone number, including area code, of agent for service)


                  Please send copies of all correspondence to:

                          STINSON, MAG & FIZZELL, P.C.
                         1201 Walnut Street, Suite 2800
                              Kansas City, MO 64106
                            Attention: James W. Allen
                                 (816) 842-8600

                         CALCULATION OF REGISTRATION FEE


                                                                 Proposed maximum        Proposed maximum         Amount of
                                                  Amount to be   offering price per   aggregate offering price   registration
      Title of securities to be registered         registered        share (1)                  (1)                  fee

     Kansas City Life Insurance Company Common
        Stock (par value $1.25 per share)         400,000 (2)        $28.03125              $11,212,500            $2,961


(1) Estimated solely for purposes of calculating registration fee, based on $28.03125, the average of the high and low market prices per share of the stock as reported by the Nasdaq SmallCap Stock Market on June 13, 2000, pursuant to Rule 457(h) under the Securities Act of 1933.

(2) The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



                                     PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The SEC allows Kansas City Life and the Savings and Profit Sharing Plan to "incorporate by reference" the information that they file with the SEC, which means:

     o    incorporated documents are considered part of the prospectus;

     o we can disclose important information to you by referring you to these documents; and

     o information that we file with the SEC will automatically update and supersede the prospectus and any previously incorporated information.

     Kansas City Life and the Savings and Profit Sharing Plan incorporate by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):

     o annual report on Form 10-K of Kansas City Life for the year ended December 31, 1999; and

     o annual report on Form 11-K of the Savings and Profit Sharing Plan for the year ended December 31, 1999.

     Kansas City Life and the Savings and Profit Sharing Plan also incorporate by reference each of the following documents or portions of documents that are filed with the SEC after the date of the prospectus until the offering is completed or after the date of the initial registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold:

     o    reports filed under Sections 13(a) and 13(c) of the Exchange Act;

     o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

     o    reports filed under Section 15(d) of the Exchange Act.

Item 4.  Description of Securities.

     The authorized capital stock of Kansas City Life consists of 36,000,000 shares of common stock, par value $1.25 per share, of which 12,043,211 shares were outstanding as of June 13, 2000. No other classes of capital stock are authorized by the Restated Articles of Incorporation of Kansas City Life.

     The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

     o    the 1986 Restated Articles of Incorporation of Kansas City Life; and

     o    the By-laws of Kansas City Life, as amended.

General

     Each share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders, except the election of directors. At all elections of directors, each shareholder is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected, and such shareholder may cast all such votes for a single director or may distribute them among the number of directors to be voted for as such shareholder may see fit. Our common stock is not subject to redemption or future calls or assessment by Kansas City Life. Holders of common stock do not have preemptive rights, or rights to convert their common stock into other securities. The holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore. In the event of a liquidation, dissolution or winding up of the affairs of Kansas City Life, holders of our common stock have the right to a ratable portion of the assets remaining after the payment of all liabilities. All outstanding shares of our common stock are, and any shares of common stock sold hereunder will be, fully paid and nonassessable. Ms. Cheryl A. Keefer is the registrar and transfer agent for the common stock. The common stock is listed on the Nasdaq SmallCap Stock Market under the symbol "KCLI."

Potential Anti-takeover Effect of Kansas City Life's Restated Articles of Incorporation and Bylaws

     The provisions of Kansas City Life's articles of incorporation and bylaws that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in such shareholder's best interests, including those attempts that might result in a premium over the market price for the shares held by shareholders.

     Classification of Board of Directors. Our board of directors is divided into three classes, and our directors are elected by classes to three-year terms, so that members of one of the three classes of our directors will be elected at each annual meeting of the shareholders. While this provision promotes stability and continuity of the board of directors, classification of the board of directors may also have the effect of decreasing the number of directors that could otherwise be elected at each annual meeting of shareholders by a person who obtains a controlling interest in our common stock and thereby could impede a change in control of Kansas City Life.

     Business Combinations. Kansas City Life's articles of incorporation contain a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner of at least 5 percent of Kansas City Life's voting stock) be approved by the holders of at least 66 2/3 percent of Kansas City Life's voting stock, with the 66 2/3 percent vote requirement being calculated by excluding from the voted shares and the number of shares of voting stock outstanding, the voting stock held by such related person, except in the following circumstances:

     (1) If more than two thirds of all members of the board of directors of Kansas City Life then in office expressly approve such business combination by resolution; or

     (2) If in the proposed business combination, more than two-thirds of all members of the board of directors of Kansas City Life then in office determine that all of the following conditions are met:

     o The ratio of (i) the aggregate amount of the cash and the fair market value of other consideration to be received per share of securities of Kansas City Life in such business combination by holders of those securities, other than a related person involved in such business combination, over (ii) the market price per share of those securities immediately prior to the announcement of the proposed business combination, is at least as great as the ratio of (x) the highest per share price (including brokerage commissions, transfer taxes, and soliciting dealers' fees) that such related person has paid in acquiring any such securities prior to such business combination, over
          (y) the market price per share of those securities immediately prior to the initial acquisition by such related person of any of those securities (in the event of a business combination upon the consummation of which Kansas City Life would be the surviving corporation or would continue to exist (unless it is provided, contemplated, or intended that as a part of such business combination or within one(1) year after consummation thereof a plan of liquidation or dissolution of Kansas City Life will be effected), the term "other consideration to be received" shall include without limitation, any shares of voting stock retained by shareholders of Kansas City Life other than the related persons who are parties to such business combination);

     o Except to the extent that a shareholder agrees otherwise as to all or part of the securities that the shareholder owns, the consideration to be received in such business combination by holders of the securities of Kansas City Life to be acquired, other than the related person involved, shall be in the same form and of the same kind as the consideration paid by the related person in acquiring such securities already owned by it;

     o After such related person became a related person and prior to the consummation of such business combination:

          (i) Kansas City Life shall have not failed to pay full dividends pursuant to the terms of any preferred stock then issued by Kansas City Life and shall not have reduced the rate of dividends previously paid on its common stock, unless such failure or reduction was approved in advance by more than two-thirds of the members of the board of directors then in office;

          (ii) Such related person shall not have acquired from Kansas City Life, directly or indirectly, any securities of Kansas City Life, except upon (x) a conversion of convertible securities acquired by it prior to becoming a related person, or (y) as a result of a pro rata stock dividend, stock split or division of shares, or
               (z) a transaction consummated in compliance with the provisions of Article 9 of Kansas City Life's articles of incorporation;

          (iii)Such related person shall not have acquired any additional securities of Kansas City Life or securities convertible into or exchangeable for such securities, except as a part of the transaction that resulted in such related person's becoming a related person;

          (iv) Such related person shall not have (x) received the benefit, directly or indirectly (except pro rata as a shareholder of Kansas City Life), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by Kansas City Life, or (y) made any major change in Kansas City Life's business or equity capital structure or entered into any contract, arrangement, or understanding with Kansas City Life, except as were approved in advance by more than two-thirds of the members of the board of directors of Kansas City Life then in office; and

          (v) The payment of the purchase price for the securities proposed to be acquired by the related person in the business combination shall not, directly or indirectly, be financed or proposed to be financed by sale of all or part of the assets of Kansas City Life or by use of Kansas City Life's assets, directly or indirectly, as security for that financing; and

     o A proxy statement complying with the requirements of rules relating thereto that are applicable to Kansas City Life shall have been mailed to all holders of shares of voting stock for the purpose of soliciting shareholder approval of such business combination. Such proxy statement shall contain at the front, in a prominent place, any recommendations as to the advisability or inadvisability of the business combination which the board of directors may have furnished in writing, and if deemed advisable by a majority of the directors, an opinion of a reputable investment banking firm as to the fairness or lack of fairness of the terms of such business combination from the point of view of the holders of the shares of voting stock other than the related person, such investment and banking firm to be selected by a majority of the directors and to be furnished with all information it reasonably requests, and to be paid by Kansas City Life a reasonable fee for its services upon receipt by Kansas City Life of such opinion.

Kansas City Life's article of incorporation contain the following definitions:

     "Business combination" means:

     o any merger or consolidation of Kansas City Life or a subsidiary of Kansas City Life with or into a related person;

     o any merger or consolidation of a related person with or into Kansas City Life or a subsidiary of Kansas City Life;

     o any sale, lease, exchange, transfer or other disposition in a single transaction or a series of transactions, of all or any "substantial part" of the assets either of Kansas City Life or of a subsidiary of Kansas City Life, or both, to a related person;

     o any sale, lease, exchange, transfer or other disposition in a single transaction or a series of transactions, of all or any substantial part of the assets of a related person to Kansas City Life or a subsidiary of Kansas City Life;

     o the issuance of any securities of Kansas City Life or any subsidiary of Kansas City Life to a related person;

     o any reclassification of Kansas City Life's securities, recapitalization of Kansas City Life or any subsidiary of Kansas City Life, or other transaction other than a redemption in accordance with the security redeemed, that would have the effect, directly or indirectly, of increasing the voting power of a related person, in relation to the voting power of the other shareholders of Kansas City Life;

     o any partial or complete liquidation, spinoff, or splitup of Kansas City Life or any subsidiary of Kansas City Life or other transaction with a similar purpose or effect, directly or indirectly involving any related person;

     o any transaction or event that is intended by any party thereto to have, or that is likely to have, a similar effect as any of the transactions or events described in the definition of business combination; or

     o    any agreement,  contract,  plan or other arrangement providing for any
          of  the   transactions   described  in  the   definition  of  business
          combination.

     "Substantial part" means assets with a fair market value that is equal to or exceeds 5% of the fair market value of the total assets of Kansas City Life or the person in question as of the end of its most recent previous fiscal year.

     Missouri Control Share Acquisition Statute. The Missouri control share acquisition statute (Mo. Rev. Stat. Section 351.407 (Supp. 1991)), is designed to assist a corporation in defending itself against a hostile takeover attempt. Because Kansas City Life has over 100 shareholders, has its principal place of business in Missouri and more than 10% of its shareholders are Missouri residents, it will be subject to the statute, unless its articles of incorporation provide otherwise. Because of the protection afforded by the statute, Kansas City Life has not included such an "op-out" provision in its articles.

     The statute provides that a person holding 20% or more of the outstanding shares of Kansas City Life common stock may not vote any additional stock acquired unless the acquisition is approved by the shareholders. The statute specifically applies to newly-acquired shares which, when added to all other shares of Kansas City Life owned or controlled by the acquiring person, would enable the acquiring person to exercise voting control within any one of three ranges: (a) one-fifth to one-third; (b) one-third to a majority; or (c) a majority or more. The statute is triggered each time a person acquires ownership or voting control of shares which would result in such person's voting power reaching one of the specified levels.

     The newly-acquired shares would have voting rights only to the extent approved by a resolution of Kansas City Life shareholders. The voting rights must be approved by both (a) a majority of the outstanding voting stock, and (b) the affirmative vote of a majority of the outstanding voting stock after excluding shares owned by the acquiring person, shares owned by directors who are also employees of Kansas City Life and shares owned by officers of Kansas City Life. Shareholders are given dissenters' rights if they vote against a share acquisition, and may receive the fair value of their shares if voting rights are approved for the acquired shares.

     Missouri Business Combination Statute. Because Kansas City Life's common stock has been registered with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, the Missouri Business Combination statute (Mo. Rev. Stat. Section 351.459 (Supp. 1999)) also will apply to Kansas City Life, unless the articles of incorporation provide otherwise. This statute acts as a further deterrent to a hostile take-over by requiring certain mergers, sales of assets and similar business combinations involving Kansas City Life to be approved by its board of directors. Kansas City life has not included an "op out" provision in its articles of incorporation.

     The statute prohibits Kansas City Life from engaging in any business combination with any "interested shareholder" for a period of five years following the date upon which the shareholder first became an "interested shareholder" unless the business combination is approved by the board of directors. An "interested shareholder" is defined as any person who is the beneficial owner of 20% or more of Kansas City Life's outstanding voting stock.

     Amendment of Articles. The amendment of the articles of incorporation of Kansas City Life requires the affirmative vote of the holders of more than 66 2/3 percent of the shares of capital stock of Kansas City Life voting on such question but in no event may the articles be amended by a vote of less than a majority of all of the shares of capital stock of Kansas City Life entitled to vote on said question.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the shares of the common stock of the Registrant registered pursuant to this registration statement has been passed upon by Mr. C. John Malacarne, Vice President, General Counsel and Secretary of Kansas City Life, 3520 Broadway, Kansas City, Missouri 64111-2565.

Item 6.  Indemnification of Directors and Officers.

     Kansas City Life is empowered by Article XII of its bylaws, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Kansas City Life) by reason of the fact that such person is or was an officer, employee or director of Kansas City Life, or is or was serving at the request of Kansas City Life as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Kansas City Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of Kansas City Life, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Kansas City Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Kansas City Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Kansas City Life.

     To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Kansas City Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith. To the extent that a director, officer or employee of Kansas City Life has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the action, suit or proceeding. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by Kansas City Life in advance of the final disposition of the action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by Kansas City Life as authorized in its articles or bylaws. Unless ordered by a court, the board of directors of Kansas City Life shall determine whether indemnification under Kansas City Life's bylaws is proper by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in question, or, if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders of Kansas City Life.

     The indemnification provided by Article XII of the bylaws of Kansas City Life is not exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or bylaws, or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer or employee and will inure to the benefit of the heirs, executors and administrators of such a person. Kansas City Life has the power to give any further indemnity, in addition to the indemnity authorized or contemplated under Article XII of its bylaws, to any person who is or was a director, officer, employee or agent of Kansas City Life, or to any person who is or was serving at the request of Kansas City Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, provided such further indemnity is either (i) authorized, directed, or provided for in the articles of incorporation of Kansas City Life or any duly adopted amendment thereof or (ii) is authorized, directed, or provided for in any bylaw or agreement of Kansas City Life which has been adopted by a vote of the shareholders of Kansas City Life, and provided further that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest, or willful misconduct.

     Article XII of the bylaws of Kansas City Life also provides that any director, officer or employee of Kansas City Life be indemnified for any act taken in good faith and upon reliance on the books and records of Kansas City Life, on financial statements or other reports prepared by the officers of Kansas City Life, or on financial statements prepared by Kansas City Life's independent accountants, or on information or documents prepared or provided by legal counsel to Kansas City Life. All rights to indemnification under Article XII of the bylaws of Kansas City Life will be deemed to be provided by a contract between Kansas City Life and the person who serves in such capacity at any time while the bylaws of Kansas City Life and other relevant provisions of the applicable law, if any, are in effect. Any repeal or modification of the bylaws of Kansas City Life will not affect any rights or obligations then existing.

     Finally, Article XII of Kansas City Life's bylaws provides that to the extent Missouri law provides for greater indemnification of officers, directors or employees than that permitted by Article XII of the bylaws, Kansas City Life shall indemnify its officers, directors and employees to the fullest extent permitted by such law.

     Policies of insurance are maintained by Kansas City Life under which directors and officers of Kansas City Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     Kansas City Life has submitted, or hereby undertakes to submit, the Kansas City Life Insurance Company Savings and Profit Sharing Plan and all amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner, and has made or will cause to be made all changes required by the IRS in order to qualify that plan.

     The following Exhibits are filed as a part of this registration statement:

  Exhibit
  Number   Description

     4(a) Articles of  Incorporation  (as  restated in 1986 and amended in 1999)
          (filed as Exhibit-3(a) to Kansas City Life's Quarterly Report on Form 10-Q for the period ended September 30, 1999 and incorporated herein by reference).

     4(b) Bylaws as amended  October 26,  1986 (filed as Exhibit  3(b) to Kansas
          City Life's 10-K Annual Report for 1986 and incorporated herein by reference).

     4(c) Specimen  Capital Stock  Certificate  (filed as Exhibit 4(a) to Kansas
          City Life's Quarterly Report on Form 10-Q for the period ended September 30, 1999 and incorporated herein by reference).

     4(d) Kansas City Life  Insurance  Company  Savings and Profit  Sharing Plan
          (filed as Exhibit 10(b) to Kansas City Life's 10-K Annual Report for the year ended December 31, 1999 and incorporated herein by reference).

     5 Opinion of C. John Malacarne, Vice President, General Counsel and Secretary of Kansas City Life, with respect to the legality of the common stock being registered hereby.*

     23(a) Consent of Ernst & Young.*

     23(b)Consent of C. John  Malacarne,  Vice  President,  General  Counsel and
          Secretary of Kansas City Life (included in Exhibit 5).*

     * Indicates document filed herewith.


Item 9.  Undertakings.

     A.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 20, 2000.

                                  KANSAS CITY LIFE INSURANCE COMPANY
                                  (Registrant)


                                     By: /s/ R. Philip Bixby
                                         R. Philip Bixby
                                         President, Chief Executive Officer,
                                         Vice Chairman of the Board

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated:

    Signatures                   Title                              Date

/s/ R. Philip Bixby      President, Chief Executive
R. Philip Bixby          Officer, Vice Chairman of
                         the Board and Director
                        (Principal Executive Officer)           June 20, 2000

/s/ Richard L. Finn      Senior Vice President,
Richard L. Finn          Finance and Director
                        (Principal Financial Officer)           June 20, 2000

/s/ J.R. Bixby           Director
J.R. Bixby                                                      June 20, 2000

/s/ W.E. Bixby,III       Director
W.E. Bixby,III                                                  June 20, 2000

/s/ Webb R. Gilmore      Director
Webb R. Gilmore                                                 June 20, 2000

/s/ Jack D. Hayes        Director
Jack D. Hayes                                                   June 20, 2000

                         Director
Nancy Bixby Hudson                                              _______, 2000

                         Director
Warren J. Hunzicker,M.D.                                        _______, 2000

/s/Daryl D. Jensen       Director
Daryl D. Jensen                                                 June 20, 2000

/s/C. John Malacarne     Director
C. John Malacarne                                               June 20, 2000

                         Director
Michael J. Ross                                                 _______, 2000

                         Director
Elizabeth T. Solberg                                            _______, 2000

                         Director
Larry Winn,Jr.                                                  _______, 2000


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on June 20, 2000.

                              KANSAS CITY LIFE INSURANCE COMPANY
                              SAVINGS AND PROFIT SHARING PLAN
                              (Plan)


                              By:    /s/ Robert C. Miller
                                     Robert C. Miller
                                     Trustee

                                  EXHIBIT INDEX

     Exhibit
     Number              Description

       5 Opinion of C. John Malacarne, Vice President, General Counsel and Secretary of Kansas City Life.

       23(a)             Consent of Ernst & Young

       23(b) Consent of C. John Malacarne, Vice President, General Counsel and Secretary of Kansas City Life (included in
                         Exhibit 5)